UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2012

SEACOR Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12289	13-3542736
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida		33316
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(954) 523-2200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously disclosed in the Current Report on Form 8-K filed by SEACOR Holdings Inc. (the "Company”) on February 9, 2012 (the "February 9 Form 8-K”), the Company, SEACOR Environmental Services Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“SES”), and SEACOR Response Inc. (f/k/a SEACOR Environmental Services (International) Inc.), a Delaware corporation and wholly-owned subsidiary of SES (“SEACOR Response”, and together with SES, the “Sellers”), entered into a Stock Purchase Agreement, dated as of February 7, 2012 (the “Stock Purchase Agreement”), with NRC US Holding Company, LLC, a Delaware limited liability company and affiliate of J.F. Lehman & Company (“Buyer”), pursuant to which the Sellers agreed to sell, and Buyer agreed to purchase, the following subsidiaries of the Sellers that provide emergency preparedness and response services: National Response Corporation, SEACOR Environmental Products LLC, SEACOR Response (UK) Limited, SEACOR Response Ltd., SEACOR Response (Asia Pacific) Ltd., SEACOR Response (B.V.I.) Ltd., Venezuelan Response Corporation, C.A. and South Atlantic Response S.A.

On March 16, 2012, the transaction was consummated. The Company continues to own O’Brien’s Response Management Inc., which provides comprehensive services in crisis and emergency response management.

The information set forth in Item 1.01 of the February 9 Form 8-K is incorporated in this Item 8.01 by reference.

On March 19, 2012, the Company issued a press release regarding the consummation of the transaction contemplated by the Stock Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued on March 19, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

March 19, 2012	By:	Richard J. Ryan

Name: Richard J. Ryan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued on March 19, 2012